EXHIBIT 99.1

FLEET STATUS REPORT

Atwood Oceanics, Inc. And Subsidiaries Fleet Status Report As of January 2, 2014

Rig Name	Rated Water Depth	Location	Customer	Estimated Contract End Date	Estimated Contract Day Rate	Additional Comments
ULTRA-DEEPWATER
ATWOOD ADVANTAGE	12,000'	U.S. Gulf of Mexico	NOBLE ENERGY INC.	March 2017 (36 months)	$584,000
The rig is currently mobilizing to the U.S. Gulf of Mexico at a day rate of approximately $409,000 with expected arrival in March 2014.

Day Rate subject to change due to cost escalation provisions in the contract.

ATWOOD ACHIEVER	12,000'	Under construction in South Korea scheduled for delivery in June 2014.	---	---	---
		Multiple countries, to commence in Morocco	KOSMOS ENERGY LTD.	September 2017 (36 months)	$595,000 (day rate will be grossed up for all applicable taxes, approximately $660,000 in Morocco)
Upon delivery from the shipyard, the rig will commence mobilization at a day rate of approximately $417,000 with a scheduled arrival in September 2014.

Day rate subject to change due to cost escalation and tax reimbursement provisions in the contract.

ATWOOD ADMIRAL	12,000'	Under construction in South Korea scheduled for delivery in March 2015.	---	AVAILABLE	N/A
ATWOOD ARCHER	12,000'	Under construction in South Korea scheduled for delivery in December 2015.	---	AVAILABLE	N/A
ATWOOD CONDOR	10,000'	U.S. Gulf Of Mexico	SHELL OFFSHORE INC.	November 2016 (Fixed term)	$555,000
Day rate subject to change due to cost escalation provisions in the contract.

The rig incurred approximately 25 zero rate days in December related to BOP repairs and maintenance but is now working at full operating rate.

ATWOOD OSPREY	8,200'	Australia	CHEVRON AUSTRALIA PTY. LTD.	May 2017 (Fixed term)	Approximately $490,000 through May 2014/ approximately $470,000 thereafter	Day rate subject to change due to cost escalation and currency exchange provisions in the contract.

Rig Name	Rated Water Depth	Location	Customer	Estimated Contract End Date	Estimated Contract Day Rate	Additional Comments
DEEPWATER SEMISUBMERSIBLES
ATWOOD EAGLE	5,000'	Australia	WOODSIDE ENERGY LTD. (“WOODSIDE”)/ APACHE ENERGY LTD. (“APACHE”)	June 2014 (Fixed term)	Approximately $436,000 WOODSIDE/ $385,000 APACHE
Anticipated order of remaining drilling program is: WOODSIDE (2 wells) and APACHE (remainder of term).

Day rate subject to change due to cost escalation and currency exchange provisions in the contract.

		Australia	WOODSIDE	June 2016 (24 months)	Approximately $460,000	Day rate subject to change due to cost escalation and currency exchange provisions in the contract.
ATWOOD FALCON	5,000'	Australia	APACHE	November 2014 (Fixed term)	Approximately $385,000	Day rate subject to change due to cost escalation and currency exchange provisions in the contract.
		Australia	MURPHY AUSTRALIA WA-481-P OIL PTY LTD	January 2015 (2 wells)	$499,500	Day rate subject to change due to cost escalation provisions in the contract. The contract provides an option for one well with a minimum duration of 20 days.
ATWOOD HUNTER	5,000'	Cameroon	---	March 2014	---	The rig is currently undergoing planned maintenance and regulatory inspections.
		Equatorial Guinea	GUINEA ECUATORIAL DE PETROLEOS	July 2014 (3 wells)	$515,500	The contract provides for an option for one well at the contracted rate with an estimated duration of 30 days.

Rig Name	Rated Water Depth	Location	Customer	Estimated Contract End Date	Estimated Contract Day Rate	Additional Comments
JACKUPS
ATWOOD MAKO	400'	Thailand	SALAMANDER ENERGY (BUALUANG) LIMITED	September 2014 (Fixed term)	$155,000
ATWOOD MANTA	400'	Malaysia/Thailand	CEC INTERNATIONAL, LTD. (“CEC”)	December 2015 (Fixed term)	$174,500 Malaysia/$159,500 Thailand	Day rate subject to change due to cost escalation provisions in the contract.
ATWOOD ORCA	400'	Thailand	MUBADALA PETROLEUM	May 2015 (Fixed Term)	$159,500	Day rate subject to change due to cost escalation provisions in the contract.
ATWOOD BEACON	400'	Italy	ENI S.p.A.	January 2016 (24 months)	135,100 EUR (approximately $185,000 USD)	Day rate subject to change due to cost escalation provisions in the contract. The contract provides a one year option at market rates.
ATWOOD AURORA	350'	Cameroon	GLENCORE EXPLORATION CAMEROON LTD	May 2014 (3 wells remaining)	$155,000
Day rate subject to change due to cost escalation and currency exchange provisions in the contract.

The rig could incur approximately 5 zero rate days for regulatory inspections in the second quarter of fiscal year 2014.

		Cameroon	ADDAX PETROLEUM CAMEROON LIMITED	May 2015 (12 months)	$164,000/$193,000 (inclusive of Cameroon withholding tax depending on well location)
VICKSBURG	300'	Thailand	CEC	Early January 2014 (Fixed Term)	$115,000	During October, we entered into an agreement to sell the rig. The sale is expected to close when the current drilling program is completed.

Rig Name	Rated Water Depth	Location	Customer	Estimated Contract End Date	Estimated Contract Day Rate	Additional Comments
OTHER
ATWOOD SOUTHERN CROSS	2,000'	Malta	---	COLD STACKED	N/A
SEAHAWK	1,800'	Ghana	---	COLD STACKED	N/A

DEFINITIONS AND DISCLAIMERS

As used herein, “we”, “us”, and “our” refers to Atwood Oceanics, Inc. and its subsidiaries, except where the context indicates otherwise. Statements contained in this Fleet Status Report, including, but not limited to, information regarding our estimated rig availability, estimated delivery dates, estimated contract duration, day rates, future contract commencement dates and locations and planned out of service time are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements reflect management's reasonable judgment with respect to future events. Forward-looking statements are subject to numerous risks, uncertainties and assumptions and actual results could differ materially from those anticipated as a result of various factors including: uncertainties related to the level of activity in offshore oil and gas exploration and development; oil and gas prices; competition and market conditions in the contract drilling industry; shipyard delays and the risks inherent in the construction of a rig; delays in the commencement of operations of a rig following delivery; our ability to enter into and the terms of future contacts; possible cancelation or suspension of drilling contracts; the availability of qualified personnel; labor relations; operating hazards and risks; terrorism and political and other uncertainties inherent in foreign operations (including risk of war, civil disturbances, seizure or damage to equipment and exchange and currency fluctuations); the impact of governmental and industry laws and regulations; and environmental matters. These factors and others are described and discussed in our most recently filed annual report on Form 10-K , in our Forms 10-Q for subsequent periods and in our other filings with the Securities and Exchange Commission which are available on the SEC's website at www.sec.gov. All information in this Fleet Status Report is as of the date indicated above and is subject to change without notice. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no duty to update the content of this Fleet Status Report or any forward-looking statement contained herein to conform the statement to actual results or to reflect changes in our expectations.